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Exhibit 21
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
                                                                                          % of
                                                                                          Voting
                                                                                          Securities
                                                                                          Owned by
                                                                       PLACE OF           Immediate
NAME OF SUBSIDIARY                                                     ORGANIZATION       Parent
------------------                                                     ------------       ------
Baker Insurance Company                                                Illinois           100%
Borg-Warner Equities Corporation                                       Delaware           100%
     Borg-Warner Equities Corporation of California                    California         100%
     Borg-Warner Equities of Monterey, Inc.                            California         100%
     Borg-Warner Insurance Holding Corporation                         Delaware           100%
         Centaur Insurance Company                                     Illinois           100%
     NAL II, Ltd.                                                      Delaware           100%
Borg-Warner International Corporation                                  Delaware           100%
Borg-Warner Protective Services Corporation                            Delaware           100%
     Borg-Warner Information Services, Inc.                            Delaware           100%
     Burns International Security Services, Inc.                       American Samoa     100%
     Burns Special Services, Inc.                                      Delaware           100%
     Hall Security Services, Inc.                                      Maine              100%
     Oak Ridge Security Associates, LLC                                Delaware            51%
     Wells Fargo Guard Services, Inc.                                  Delaware           100%
     Wells Fargo Guard Services, Inc. of Florida                       Florida            100%
     Wells Fargo Special Services, Inc.                                Delaware           100%
Burns International Liability Management Company                       Delaware           100%
BPS Financial Services, Inc.                                           Delaware           100%
BW-Canadian Guard Corporation                                          Delaware           100%
     Burns International Security Services, Ltd. (Ontario)             Ontario            100%
          Les Services De Protection Burns International Ltee.         Quebec              97%
BW-Colombia Guard Corporation                                          Delaware           100%
     Newerco, Inc.                                                     Delaware           100%
          BII, Inc.                                                    Delaware           100%
               Seguridad Burns de Colombia, S.A.                       Colombia            99%
          The William J. Burns International Detective Agency, Inc.    Delaware           100%
BW-U.K. Guard Corporation                                              Delaware           100%
     Burns International Security Services, Ltd. (U.K.)                United Kingdom     100%
Globe Aviation Services Corporation                                    Delaware           100%
     Globe Airport Security Services, Inc.                             Delaware           100%
     Globe Aviation Services Corporation of Puerto Rico                Delaware           100%
     Globe Aviation Services of Canada, Limited                        Ontario            100%
BW-Chemicals Corporation                                               Delaware           100%
Wells Fargo Armored Service Corporation                                Delaware           100%
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